UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

Seventy Seven Energy Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36354	45-3338422
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

777 N.W. 63rd Street Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)
(405) 608-7777
(Registrant’s telephone number, including area code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of 2014 Incentive Plan

As described in Item 5.07 below, Seventy Seven Energy Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) on June 3, 2015. At the Annual Meeting, the Company’s shareholders approved the Company’s Amended and Restated 2014 Incentive Plan (the “LTIP”), which was adopted by the Company’s Board of Directors on April 27, 2015, subject to shareholder approval at the Annual Meeting. The effective date of the LTIP is June 3, 2015.

The LTIP replaces the Company’s 2014 Incentive Plan (the “Prior Plan”) and (i) increases the number of shares of common stock which are available for awards by 2,700,000 shares (to a total of 11,100,000), (ii) alters “share recycling” provisions so that, after approval of the Amended Plan, shares that are received by the Company on account of withholding taxes or as payment for the exercise of an award and shares reserved upon the grant of a stock appreciation right that are in excess of the number of shares actually issued upon exercise or settlement of the stock appreciation right will no longer be available for issuance, and (iii) imposes a minimum vesting period of at least one year on awards made to employees, excluding up to 5% of the shares under the Amended Plan and except that earlier vesting may occur in the event of death, retirement and a change in control (as defined in the Amended Plan). The full text of the Amended Plan, reflecting changes from the 2014 Plan, is included as Exhibit A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2015 (the “Proxy Statement”).

Non-Employee Director Restricted Stock Awards

On June 3, 2015, the Board of Directors (the “Board”) of Seventy Seven Energy Inc. (the “Company”) approved restricted stock awards in an amount equal to $100,000 to each non-employee director pursuant to the LTIP. The number of shares of restricted stock to be issued will be determined by dividing such dollar amount by the closing stock price of the Company’s common stock on June 4, 2015 and will vest on the earlier of the first anniversary of the grant date or the day prior to the next regularly scheduled meeting of the Company’s stockholders occurring after the date of grant.

Director Committee Assignments

Following the election of directors, as described below under Item 5.07 below, on June 3, 2015, the Board reelected director Edward J. DiPaolo non-executive Chairman of the Board and determined that the committees of the Board would be composed of the following directors:
Audit Committee
Tucker Link, Chairman
Alvin Bernard Krongard
Marran H. Ogilvie
Compensation Committee
Bob G. Alexander, Chairman
Ronnie Irani
Marran H. Ogilvie
Nominating and Governance Committee
Alvin Bernard Krongard, Chairman
Ronnie Irani
Tucker Link

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2015, the Company held its Annual Meeting. At the Annual Meeting, the Company's shareholders voted on the five proposals that were described in the Proxy Statement. The final voting results are disclosed below.

1.
Election of Directors. The individuals listed below were each elected to serve as directors of the Company until the next annual meeting of shareholders and until his or her successors are duly elected and qualified:

Director Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Bob G. Alexander	24,420,228	1,414,464	0	18,958,166
Edward J. DiPaolo	24,818,874	1,015,818	0	18,958,166
Ronnie Irani	21,371,183	4,463,509	0	18,958,166
Alvin Bernard Krongard	21,230,647	4,604,045	0	18,958,166
Tucker Link	24,871,710	962,982	0	18,958,166
Marran H. Ogilvie	24,847,842	986,850	0	18,958,166
Jerry Winchester	24,911,231	923,461	0	18,958,166

2.	Advisory Vote to Approve Named Executive Officer Compensation. The results of the advisory vote to approve the compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,732,377	9,957,683	144,632	18,958,166

3.
Advisory Vote on the Frequency of Holding an Advisory Vote on Named Executive Officer Compensation. The results of the advisory vote to select the frequency of holding an advisory vote on the compensation of the Company’s named executive officers were as follows.

One Year	Two Years	Three Years	Abstain
22,117,248	1,189,113	2,322,166	206,165

Based on the voting results of proposal number three, and consistent with the Board’s recommendation to the shareholders of the Company, the Board has determined that advisory votes on named executive officer compensation will be submitted to shareholders on an annual basis until the next advisory vote on the frequency of shareholder votes on named executive officer compensation.

4.
Approval of the Amended and Restated 2014 Incentive Plan. The proposal to approve the Amended and Restated 2014 Incentive Plan was approved, having received the affirmative vote of a majority of the votes cast.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,382,558	4,342,213	109,921	18,958,166

5.
Ratification of Appointment of Independent Auditors. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved, having received the affirmative vote of a majority of the votes cast.

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,773,949	870,563	148,346	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 3, 2015	SEVENTY SEVEN ENERGY INC.
	By:	/s/ Jerry Winchester
Jerry Winchester
President and Chief Executive Officer